Exhibit 99.1

MALLINCKRODT ENTERS AGREEMENT TO SELL ITS

CONTRAST MEDIA AND DELIVERY SYSTEMS IMAGING BUSINESS

TO GUERBET FOR $270 MILLION

— Transaction aligns with Mallinckrodt’s strategic focus on higher-growth,

higher-margin specialty brands and specialty generics portfolio —

CHESTERFIELD, UNITED KINGDOM – July 27, 2015 – Mallinckrodt plc (NYSE: MNK), a leading specialty biopharmaceutical company, announced today that it has entered into a definitive agreement under which it will sell its global contrast media and delivery systems (CMDS) business to Guerbet (GBT-NYSE Euronext) in a transaction valued at approximately $270 million.

Mallinckrodt’s action to divest its CMDS business is consistent with the company’s stated plan to strategically streamline its portfolio and focus resources on its higher-growth, higher-margin specialty brands and specialty generics businesses. The decision was made following a thorough evaluation of strategic alternatives.

“Our CMDS operation is a strong cash-generating business, and we have made significant progress in driving cash and profitability this fiscal year. However, with our strategic goals and priorities focused in the specialty biopharmaceutical space, we believe Mallinckrodt is no longer the best long-term owner for this portfolio,” said Mark Trudeau, President and Chief Executive Officer of Mallinckrodt. “Given its long industry experience and strong European and South American footprint, we believe Guerbet is ideally situated to maximize the value of this business. Our CMDS business is an excellent strategic fit for the Guerbet organization and we believe the enlarged global reach and scale of the combined business will enable Guerbet to substantially increase its ability to meet the needs of patients around the world.”

For the first six months of fiscal 2015, sales of Mallinckrodt’s CMDS business were $2101 million. Starting in the fourth quarter of fiscal 2015, the company will report the CMDS business as a discontinued operation. The reclassification to discontinued operations is expected to reduce Mallinckrodt’s fiscal 2015 reported revenues by between $415 million and $425 million. This reclassification is also expected to reduce diluted adjusted earnings per share from continuing operations for fiscal 2015 between $0.35 and $0.45 per share.

The transaction is subject to regulatory approvals and other customary closing conditions, and is expected to close in the next few months.

Mallinckrodt’s CMDS business manufactures and markets a comprehensive array of diagnostic imaging products engineered to work across the radiology suite – computed tomography, magnetic resonance imaging, X-ray and cardiac catheterization – as well as the company’s urological imaging system and related components. The company’s prefilled contrast media syringe was the first of its kind and, along with its contrast delivery systems, helps simplify contrast media injections and improve technologists’ efficiency,

[1]	Includes sales to former parent historically reported as Other Net Sales.

while also helping to reduce or prevent certain patient risks. Mallinckrodt’s CMDS operations encompass four manufacturing facilities and a total of approximately 1,000 employees spread across the globe. This workforce and these facilities are included in the transaction and upon closing will be transferred to Guerbet.

Yves L’Epine, Chief Executive Officer of Guerbet, said, “This acquisition transforms Guerbet and accelerates our future. We will be very pleased to welcome these new colleagues to Guerbet, and expect to successfully and rapidly complete this integration, becoming one of the world’s top three contrast media and delivery system manufacturers.”

Advisors

Mallinckrodt’s financial advisor for the transaction was Wells Fargo Securities, LLC.

About Mallinckrodt plc

Mallinckrodt is a global specialty biopharmaceutical and medical imaging business that develops, manufactures, markets and distributes specialty pharmaceutical products and medical imaging agents. Areas of focus include therapeutic drugs for autoimmune and rare disease specialty areas like neurology, rheumatology, nephrology and pulmonology; neonatal critical care respiratory therapies; and analgesics and central nervous system drugs. The company’s core strengths include the acquisition and management of highly regulated raw materials; deep regulatory expertise; and specialized chemistry, formulation and manufacturing capabilities. The company’s Specialty Brands segment includes branded medicines; its Specialty Generics segment includes specialty generic drugs, active pharmaceutical ingredients and external manufacturing; and the Global Medical Imaging segment includes contrast media and nuclear imaging agents. To learn more about Mallinckrodt, visit www.mallinckrodt.com.

About Guerbet

Guerbet is a pioneer in the contrast agent field, with almost 90 years’ experience, and is the only pharmaceutical group dedicated to medical imaging worldwide. It offers a comprehensive range of X-Ray, Magnetic Resonance Imaging (MRI) and Interventional Radiology and Theranostics (IRT) products, along with a range of injectors and related medical devices to improve the diagnosis and treatment of patients. To discover new products and ensure future growth, Guerbet devotes significant resources to R&D, spending around 9% of its sales each year. Guerbet (GBT) is listed on NYSE Euronext Paris (Segment B – Mid Caps) and generated revenue of €409 million in 2014. It had a total workforce of 1,461 employees at 31 December 2014.

Non-GAAP Financial Measures

This press release contains a financial measure, adjusted diluted earnings per share, which is considered a “non-GAAP” financial measure under applicable Securities and Exchange Commission rules and regulations.

Adjusted diluted earnings per share represent adjusted net income divided by the number of diluted shares. Adjusted net income represents amounts, prepared in accordance with accounting principles generally accepted in the U.S. (GAAP), adjusted for certain items (on a pre-tax basis) that management believes are not reflective of the operational performance of the business. Adjustments to GAAP amounts include restructuring and related charges, net; amortization impairment charges; discontinued operations; acquisition-related expenses; significant legal and environmental charges; and other items identified by the company.

The company has provided this non-GAAP financial measure because it is used by management, along with financial measures in accordance with GAAP, to evaluate the company’s operating performance. In addition, the company believes that it will be used by certain investors to measure Mallinckrodt’s operating results. Management believes that presenting this non-GAAP financial measure provides useful information about the company’s performance across reporting periods on a consistent basis by excluding items that the company does not believe are indicative of its core operating performance.

This non-GAAP financial measure should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The company’s definition of this non-GAAP financial measure may differ from similarly titled measures used by others.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the company’s reported results of operations, management strongly encourages investors to review the company’s consolidated financial statements and publicly filed reports in their entirety.

Guidance on the impact of the reclassification of the CMDS business as a discontinued operation on Mallinckrodt’s diluted adjusted earnings per share for fiscal 2015 and future years has been provided only on a non-GAAP basis. This is due to the inherent difficulty of forecasting the timing or amount of items that would be included in the most directly comparable forward-looking GAAP financial measure. Because a reconciliation is not available without unreasonable effort, it is not included in this release.

Cautionary Statements Related to Forward-Looking Statements

Statements in this document that are not strictly historical, including statements regarding the proposed divestiture of the CMDS business, the expected timetable for completion of the divestiture, Mallinckrodt’s future financial condition and operating results, economic, business, competitive and/or regulatory factors affecting Mallinckrodt’s business and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: the parties’ ability to satisfy the conditions to the divestiture of the CMDS business, including the expiration of the waiting period (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and complete the divestiture on the anticipated timeline or at all; the impact of the reclassification of the CMDS business as a discontinued operation on Mallinckrodt’s revenues and diluted adjusted earnings per share; general economic conditions and conditions affecting the industry in which Mallinckrodt operates; the commercial success of Mallinckrodt’s products; Mallinckrodt’s ability to realize anticipated growth, synergies and costs savings from its recently completed acquisitions; changes in laws and regulations; Mallinckrodt’s ability to identify, acquire or close future acquisitions; Mallinckrodt’s ability to successfully integrate acquisitions of operations, technology, products and businesses generally and to realize anticipated growth, synergies and cost savings; Mallinckrodt’s ability to successfully develop or commercialize new products;

Mallinckrodt’s ability to protect intellectual property rights; Mallinckrodt’s ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; the reimbursement practices of a small number of public or private insurers; limited clinical trial data for H.P. Acthar® Gel; complex reporting and payment obligations under healthcare rebate programs; Mallinckrodt’s ability to achieve anticipated benefits of price increases; Mallinckrodt’s ability to achieve expected benefits from restructuring activities; complex manufacturing processes; competition; product liability losses and other litigation liability; ongoing governmental investigations; material health, safety and environmental liabilities; retention of key personnel; conducting business internationally; and the effectiveness of information technology infrastructure.

These and other factors are identified and described in more detail in the “Risk Factors” section of Mallinckrodt’s Annual Report on Form 10-K for the fiscal year ended September 26, 2014 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 27, 2015. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

CONTACTS FOR MALLINCKRODT:

Investor Relations

Coleman N. Lannum, CFA

Senior Vice President, Investor Strategy and IRO

314-654-6649

cole.lannum@mallinckrodt.com

John Moten

Vice President, Investor Relations

314-654-6650

john.moten@mallinckrodt.com

Media

Jeffrey Taufield or Daniel Yunger, Kekst and Company

212-521-4879; jeffrey-taufield@kekst.com; daniel-yunger@kekst.com

Rhonda Sciarra

Communications Manager

314-654-8618

rhonda.sciarra@mallinckrodt.com

Meredith Fischer

Senior Vice President, Communications and Public Affairs

314-654-3318

meredith.fischer@mallinckrodt.com

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